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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

           Date of Report (Date of earliest reported) December 14,2000

                          Aqua Vie Beverage Corporation
              (Exact name of registrant as specified in its chapter)


             WA                      000-24801-              820506425
(State or other jurisdiction)  (Commission File Number)    (IRS Employer
                                                         Identification No.)

               333 South Main St.
                  PO Box 6759
                 Ketchum, Idaho                         83340
                                                      (zip code)


        Registrant's telephone number, including area code 208-622-7792


--------------------------------------------------------------------------------
          (former name or former address, if changed since last report)



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Item 4. Changes in registrant's Certifying Accountant.

(a)(1)

Al Jorgensen, CPA resigned as principal independent accountant for the Company as of December 14, 2000, in conjunction with a change of position.

His reports on the financial statements for either of the past two years did not contain an adverse opinion, disclaimer of opinion, or modification as to uncertainty, audit scope, or accounting principles.

The Board did not initiate the resignation.

There were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure.

(a)(2)(i) Webster & Williams was introduced to the Company by Mr. Jorgensen, and subsequently engaged as principal independent accountants as of December 15, 2000. They have not provided any work to date under said engagement except for standard review of the 10-Q filed December 15, 2000. They did not provide any written view thereon, but did provide assistance in preparation of the Managements Discussion and Analysis. The former accountant was not consulted on said issues, as he resigned immediately prior to the review of their filing.

Item 7. Financial Statements and Exhibits.

        Exhibits.

        Number        Description
        ------        -----------

        99.1 Letter from Alan Jorgenson respecting review of this Report. The letter with respect to this report by Mr. Jorgensen will be filed upon receipt.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aqua Vie Beverage Corporation
(Registrant)

Date  December 20, 2000                     /s/ THOMAS GILLESPIE
                                            ------------------------------------
                                            By: Thomas Gillespie, President